CONSULTING AGREEMENT

     Agreement, dated as of May 1, 2000, by and between TELEHUBLINK CORPORATION, a Delaware corporation (the "Corporation"), and PARK STRATEGIES, LLC, a New York corporation (the "Consultant").

     WHEREAS, the Corporation wishes to retain the Consultant and the Consultant has agreed to undertake and perform the obligations herein set forth, subject to the terms hereof.

     NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth herein, the parties agree as follows:

     1. Engagement of Consultant; Duties. The Corporation hereby engages the Consultant, and the Consultant agrees to be engaged, as a consultant on the terms and conditions set forth below. The Consultant agrees that it will, as an independent contractor, serve, on a non-exclusive basis, as a consultant to the Corporation and its affiliates, performing such services, including but not limited to, advising on domestic and international operations and opportunities, making business contacts, setting up meetings with potential customers, marketing strategy and other business matters, subject to the direction and control of the Corporation's Chairman of the Board and Chief Executive Officer and the Corporation's Board of Directors. The Consultant's role is that of a consultant and advisor to, and not that of a manager or employee of the Corporation. It is agreed that a representative of the Consultant will be willing to be named to and serve on a Strategic Advisory Board (or similar position) established by the Corporation. The Consultant represents and warrants that it is not subject to any agreement, covenant or legal restraint which precludes or otherwise restricts its ability to enter into this Agreement and perform the services contemplated hereby.

     2. Time. The Consultant will devote such time to the affairs of the Corporation (and its affiliates) as is necessary to perform the services contemplated hereby in a professional and effective manner, subject to illness and reasonable requirements of other businesses and activities of the Consultant's personnel. The Consultant may perform services hereunder in such manner (whether by conference, telephone,

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letter or otherwise) and at such time and place as Consultant may reasonable determine. It is presently contemplated that if Senator Alphonse D'Amato will act for the Consultant in the performance of the services required of the Consultant hereunder.

     3. Term.

     The Consultant's engagement shall commence effective as of the date hereof and shall continue until June 20, 2002 (the "Termination Date").

     4. Compensation.

          As compensation for the Consultant's services hereunder, the Consultant shall receive the following:

          (a) Option to purchase 150,000 shares of the Corporation's Common Stock at an exercise price of $5.00 per share. Such options shall vest 25% on the date hereof, 25% on August 31, 2000, 25% on November 30, 2000 and 25% on February 28, 2001. Such options shall vest on such dates only if Consultant is rendering services for the Corporation on such date and the Agreement is not in breach by Consultant on such date; and

          (b) A commission equal to 5% of the Net Sales of the Corporation during the period beginning on May 11, 2000 and ending on June 30, 2001 which arise from a person who the Consultant first contacted and set up a meeting in which a representative of the Corporation participated. Net Sales shall be sales which result in monies being actually received by the Corporation during such period, net of returns, allowances, accommodations, adjustments and taxes; and

          (c) A commission equal to 2-1/4% of the Net Sales of the Corporation during the period beginning on July 1, 2001 and ending on June 30, 2002 which arise from a person who the Consultant first contacted and set up a meeting in which a representative of the Corporation participated.

     5. Expense Reimbursement.

          The Corporation will reimburse the Consultant for any and all expenses incident to the Consultant's rendering of services hereunder which the Corporation deems necessary or desirable, upon presentation of expense vouchers or other
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documentation in such detail as the Corporation may from tine to time reasonably require.

     6. Non-Competition.

          (a) The Consultant recognizes that the services to be performed by it hereunder are special, unique and extraordinary and that, by reason of its engagement hereunder, the Consultant will acquire confidential information and trade secrets concerning the operation of the Corporation. For all purposes hereunder or in respect hereof, the Consultant, for and on behalf of itself and its representatives, including without limitation Senator D'Amato, agrees that during the term of this Agreement and for one year thereafter, the Consultant will not, directly or indirectly, render services for a company that is in a competitive business with the Corporation.

          (b) The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this Section 6, and the Consultant hereby consents to the issuance of such injunction; provided, however, that the foregoing shall not prevent the Consultant from contesting the issuance of any such injunction on the ground that no violation or threatened violation of this
Section 6 has occurred. If any of the restrictions contained herein shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form this Section 6 shall be enforceable in the manner contemplated hereby.

     7. Confidentiality. The Consultant, for and on behalf of itself and its representatives, shall not divulge to anyone, either during or at any time after the termination of its engagement, any information constituting a trade secret or other confidential information acquired by it concerning the Corporation, except in the performance of its duties hereunder, without the prior written consent of the Corporation, or if required by law. The Consultant acknowledges that any such information is of a confidential and secret character and of great value to the Corporation, and upon the termination of its engagement the Consultant shall forthwith deliver up to the Corporation all notebooks and other data in its possession


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relating to either the Corporation. The Corporation shall be entitled, in addition to any other right and remedy it may have, at law or in equity, to an injunction, without the posting of any bond or other security, enjoining or restraining the Consultant from any violation or threatened violation of this
Section 7, and the Consultant hereby consents to the issuance of such injunction; provided, however, that the foregoing shall not prevent the Consultant from contesting the issuance of any such injunction on the ground that no violation or threatened violation of this Section 7 has occurred.

     8. Indemnification. If Consultant shall be subject to any claim, demand or penalty or becomes a party to any suit or other judicial or administrative proceeding by reason of any claimed act or omission by the Corporation, or by reason of any act occurring in connection with the provision of services hereunder (provided that such acts by Consultant do not violate the terms of this Agreement and are not acts done by Consultant which causes the Corporation to incur any liabilities or expenses), the Corporation shall indemnify and hold Consultant harmless against all judgments, settlements, penalties and expenses, including reasonable attorneys fees, court costs and other expenses of litigation or administrative proceeding, incurred by or imposed on Consultant in connection with the investigation or defense relating to such claim or litigation or administrative proceeding and, at the election of Consultant, the Corporation shall also defend Consultant.

     9. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if such provision had been drawn so as not to be invalid or unenforceable.

     10. Entire Agreement, Etc. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings with respect to its subject matter. This Agreement shall bind and benefit the parties hereto and their respective heirs, successors and assigns, except as otherwise set forth herein. This Agreement is personal in nature and none of the Consultant's obligations under this Agreement may be assigned or dalegated by the Consultant. The Corporation may assign this Agreement to any affiliate thereof. This Agreement shall also be assignable by the Corporation or


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any of its affiliates to any other person in connection with the sale, transfer or other disposition of all or a substantial portion of its business and assets; and this Agreement shall inure to and be binding upon any successor to all or a substantial portion of the business, or to all or substantially all of the assets, of the Corporation, whether by merger, consolidation, purchase of stock or assets or otherwise. This Agreement cannot be changed, waived or terminated except by a writing signed by both the Consultant and the Corporation and shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state.

     11. Independent Contractor. The parties agree that the Corporation shall have no right to control or direct the details, manner or means by which the Consultant accomplishes the results of the services performed hereunder, it being acknowledged that the Consultant shall for all purposes be an independent contractor of the Corporation.

     12. Counterparts. This instrument may be executed in two or more counterparts each of which shall be deemed an original by all of which together shall constitute one and the same instrument.

     13. Notices. Any notice or other communication required to or which may be given to any party hereunder shall be in writing and shall be delivered personally to such party (or the Secretary thereof in the case of the Corporation) or if mailed, by registered or certified mail, postage prepaid, return receipt requested, addressed to such other party at the address first set forth above and shall be deemed delivered in all cases upon receipt. Any party may change the address to which notices are to be sent by giving written notice of any such change in the manner provided herein.

     14. Captions. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     15. Arbitration. Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in the City of New York in accordance with the Commercial Rules of the American Arbitration Association than obtaining, and judgment


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upon any award rendered may be entered in any court having jurisdiction thereof.
The decision of the arbitrators shall be final and binding upon the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

                                        TELEHUBLINK CORPORATION

                                        By: /s/ Bruce Young
                                            ---------------------------
                                            Name: Bruce Young
                                            Title: Pres/CEO


                                        PARK STRATEGIES LLC

                                        By: /s/ (Signature Illegible)
                                            ---------------------------
                                            Name:
                                            Title:


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